Greektown Superholdings, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

Greektown Superholdings, Inc. Announces Receipt of “Withdrawal of Proposal” for
Acquisition of its Capital Stock

DETROIT, MI, January 31, 2013 –  Greektown Superholdings, Inc. (“Greektown” or the “Company”) today announced that it received a letter dated January 29, 2013 from Athens Acquisition LLC (“Athens”), an entity owned by Daniel Gilbert.  The text of the letter is set forth below.  In the January 29, 2013 letter, Athens states that its letter, dated January 16, 2013, “was not intended to be a tender offer” and states that Athens “withdraws the proposal” contained in its January 16, 2013 letter.  In its January 16, 2013 letter, Athens stated that it had “acquired a small position” in Greektown in mid 2012, that it had “entered into an agreement to purchase a large block of the Company’s shares on December 20, 2012,” and that “upon the closing of this transaction, Athens Acquisition is expected to have majority voting control of the Company” and that Athens proposed to acquire the remaining capital stock of Greektown for $81 per share.

In light of this “offer withdrawal” and Athens’ representation that it is engaging in transactions to obtain majority voting control of Greektown, the Special Committee shall continue to discharge its legally mandated fiduciary duties and to take actions necessary to protect the interests of Greektown’s shareholders.

Further announcements will be made by the Special Committee as and when appropriate.

The text of the January 29, 2013 letter from Athens appears below.

This letter is in response to the letter dated January 28, 2013 from the special committee of the Board of Directors of Greektown Superholdings, Inc. (the “Company”) to Athens Acquisition LLC (“Athens”).

The proposal contained in our letter of January 16, 2013 was not intended to be a tender offer. As discussed, this will confirm that Athens withdraws that proposal and the committee and the Board need not consider it.
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About Greektown Superholdings, Inc.

Greektown Superholdings, Inc. operates, through its subsidiaries, the Greektown Casino-Hotel.  Located in the heart of Detroit’s Greektown Dining and Entertainment District, Greektown Casino-Hotel opened on November 10, 2000.  Greektown Casino-Hotel offers such amenities as Asteria, The Fringe, Shotz Sports Bar & Grill, Bistro 555, Brizola and a VIP lounge for players.  Greektown Casino-Hotel opened its 400-room hotel tower in February 2009 and became the first Michigan casino to debut a smartphone application. For more information, visit greektowncasinohotel.com.

Media Contact:
Greektown Superholdings, Inc.
Lloryn R. Love
Communications Manager
313-223-2999, ext. 5455
(313) 477-6617
llove@greektowncasino.com

Investor Contact:
Greektown Superholdings, Inc.
Glen Tomaszewski
Senior Vice President, Chief Financial Officer and Treasurer
313-223-2999, ext. 5467
gtomaszewski@greektowncasino.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties.  All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond Greektown’s control. There can be no assurance that any proposal or strategic alternative reviewed by Greektown will lead to any definitive offer, that any agreement will be reached or that any transaction will be consummated. Any forward-looking statements in this release speak only as of the date of this release, and Greektown undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.